Exhibit 99.1

American Shared Hospital Services Reports First Quarter 2019 Results

Proton Revenue Increased 34.8%

San Francisco, CA – May 9, 2019 – American Shared Hospital Services (NYSE American: AMS) (the "Company"), a leading provider of turnkey technology solutions for advanced radiosurgical and radiation therapy services, today announced financial results for the first quarter of 2019.

Recent Highlights

•	Total revenue in the first quarter was $5,321,000, a 0.3% increase vs. comparable period in 2018. Proton therapy revenue of $1,642,000 increased 34.8% quarter over quarter. Gamma Knife revenue of $3,411,000 declined 7.5% quarter over quarter due to the expiration of two customer contracts in April 2018 and January 2019.

•	Total proton therapy fractions in the first quarter increased 26.9% quarter over quarter. The increase for the first quarter was the result of continuing increased awareness of the benefits of proton therapy treatment.

•	Net income in the first quarter was $270,000, a 30.8% decrease vs. net income for the comparable period in 2018. The decrease in net income was due to increased operating costs, primarily maintenance costs of $42,000 and depreciation expense of $237,000.

Chairman and Chief Executive Officer Ernest A. Bates, M.D., said, “Our Proton Therapy business at Orlando Health – UF Health Cancer Center continues to deliver to expectations, posting steady procedural gains across varied indications. We remain in active discussions as we develop our Proton Therapy business pipeline, including a Hyperscan upgrade of two systems that we plan to place into new markets. Turning to Gamma Knife, as expected, we initiated patient treatments early in the first quarter at Methodist Hospitals in Merillville, Indiana, which should support operations. While still early, we are pleased with traction gained in the first quarter, noting a 6% sequential increase in Gamma Knife procedures compared with the fourth quarter of 2018, resulting in a 10% sequential increase in revenue. We also recently signed an agreement to upgrade the first of six Gamma Knife units to Icon, extending our 20-year relationship with Kettering Medical Center in Ohio, allowing us to capture incremental revenue opportunities. Installation remains on schedule for completion in the second half of 2019. We look forward to providing updates as we execute on our plans.”

Financial Results for the Three Months Ended March 31, 2019

For the three months ended March 31, 2019, revenues increased 0.3% to $5,321,000 compared to revenues of $5,305,000 for the first quarter of 2018.

First quarter revenue for the Company's initial proton therapy system installed at Orlando Health in Florida increased 34.8% to $1,642,000 compared to revenue for the first quarter of 2018 of $1,218,000.

Revenue for the Company's Gamma Knife operations decreased 7.5% to $3,411,000 for the first quarter of 2019 compared to $3,688,000 for the first quarter of 2018. The decline was due to the expiration of two customer sites in April 2018 and January 2019.

Gross margin for the first quarter of 2019 decreased to $1,937,000 or 36.4% of revenue, compared to gross margin of $2,206,000 or 41.6% of revenue for the first quarter of 2018. This reflected an increase in operating costs, primarily maintenance and depreciation expense.

Net income for the first quarter of 2019 was $270,000, or $0.05 per share. This compares to net income for the first quarter of 2018 of $390,000, or $0.07 per share.

Adjusted EBITDA, a non-GAAP financial measure, was $2,710,000 for the first quarter of 2019, compared to $2,677,000 for the first quarter of 2018.

Balance Sheet Highlights

At March 31, 2019, cash, cash equivalents, and restricted cash was $2,399,000, compared to $1,792,000 at December 31, 2018. Shareholders' equity at March 31, 2019 was $31,479,000, or $5.51 per outstanding share. This compares to shareholders' equity at December 31, 2018 of $31,048,000, or $5.43 per outstanding share.

Conference Call and Webcast Information

American Shared has scheduled a conference call at 12: 00 p.m. PDT (3:00 p.m. EDT) today. To participate in the live call, dial 1 (800) 446-1671 at least 5 minutes prior to the scheduled start time and mention confirmation number 48595189. A simultaneous WebCast of the call may be accessed through the Company's website, www.ashs.com, or www.streetevents.com (institutional investors). A replay will be available until May 23, 2019 at the same internet addresses, or by dialing 1 (888) 843-7419 and entering 48595189# when prompted.

About AMS

American Shared Hospital Services provides turnkey technology solutions for advanced radiosurgical and radiation therapy services. AMS is the world leader in providing Gamma Knife radiosurgery equipment, a non-invasive treatment for malignant and benign brain tumors, vascular malformations and trigeminal neuralgia (facial pain). The Company also offers proton therapy, and the latest IGRT and IMRT systems.

Safe Harbor Statement

This press release may be deemed to contain certain forward-looking statements with respect to the financial condition, results of operations and future plans of American Shared Hospital Services (including statements regarding the expected continued growth in volume of the MEVION S250 system, the expansion of the Company's proton therapy business, and the timing of treatments by new Gamma Knife systems) which involve risks and uncertainties including, but not limited to, the risks of variability of financial results between quarters, the risks of the Gamma Knife and radiation therapy businesses, and the risks of the timing, financing, and operations of the Company’s proton therapy business. Further information on potential factors that could affect the financial condition, results of operations and future plans of American Shared Hospital Services is included in the filings of the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and the definitive Proxy Statement for the Annual Meeting of Shareholders to be held on June 21, 2019.

Non-GAAP Financial Measure

Adjusted EBITDA, the non-GAAP measure presented in this press release and supplementary information, is a measure of performance under the accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures should not be considered as substitute for, and investors should also consider, income before income taxes, income from operations, net income attributable to the Company, earnings per share and other measures of performance as defined by GAAP as indicators of the Company's performance or profitability. We use these non-GAAP financial measures as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and charges that may not be indicative of the operating results of our recurring core business, such as stock-based compensation expense. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance.

Contacts:

American Shared Hospital Services

Ernest A. Bates, M.D., (415) 788-5300

Chairman and Chief Executive Officer

eabates@ashs.com

PCG Advisory, Inc., Investor Relations

Vivian Cervantes

P: 646-863-6274

vivian@pcgadvisory.com

American Shared Hospital Services

Statement of Operations

	Three months ended March 31,

	2019	2018
Revenues	$5,321,000	$5,305,000
Costs of revenue	3,384,000	3,099,000
Gross margin	1,937,000	2,206,000

Selling & administrative expense	1,055,000	986,000
Interest expense	367,000	425,000
Operating income	515,000	795,000
Interest & other income	4,000	5,000
Income before income taxes	519,000	800,000
Income tax expense	124,000	150,000
Net income	395,000	650,000
Less: Net income attributable to non-controlling interest	(125,000)	(260,000)
Net income attributable to American Shared Hospital Services	$270,000	$390,000

Earnings per common share:
Basic	$0.05	$0.07
Assuming dilution	$0.05	$0.07

American Shared Hospital Services

Balance Sheet Data

	March 31, 2019	December 31, 2018
Cash, cash equivalents, and restricted cash	$2,399,000	$1,792,000
Current assets	9,638,000	9,946,000
Total assets	$56,857,000	$57,502,000

Current liabilities	$8,787,000	$9,474,000
Shareholders' equity	$31,479,000	$31,048,000

American Shared Hospital Services

Adjusted EBITDA

		Mar 31, 2019	Mar 31, 2018
Net Income		$270,000	$390,000
Plus:	Income tax expense	124,000	150,000
	Interest expense	367,000	425,000
	Depreciation and amortization expense	1,894,000	1,657,000
	Stock-based compensation expense	55,000	55,000
Adjusted EBITDA		$2,710,000	$2,677,000